As filed with the Securities and Exchange Commission on November 16, 2015
Registration No. 333-
___________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________
COMMUNITY TRUST BANCORP, INC.
(Exact name of registrant as specified in its charter)
Kentucky	61-0979818
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
346 NORTH MAYO TRAIL
PIKEVILLE, KENTUCKY 41501
(Address of Principal Executive Offices) (Zip Code)
______________
Community Trust Bancorp, Inc.
2015 Stock Ownership Incentive Plan
(Full title of the Plan)
______________
Jean R. Hale                             With a copy to:
Chairman, President and Chief Executive Officer                                                                                                                                                               June N. King
Community Trust Bancorp, Inc.                             Bingham Greenebaum Doll LLP
346 North Mayo Trail                    3500 National City Tower, 101 South Fifth St.
   Pikeville, Kentucky 41501                              Louisville, Kentucky 40202
    (606) 432-1414                                  (502) 587-3637
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
_____________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):
[ ]   Large accelerated filer
[X] Accelerated filer
[ ]   Non-accelerated filer (Do not check if a smaller reporting company)
 [ ]   Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value, $5.00 per share	550,000 shares(1)	$35.035	$19,269,250	$1,941
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also includes an indeterminate number of additional shares of Common Stock which may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)    Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act of 1933.
(3)    Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices per share of our Common Stock on November 12, 2015, a date within five (5) business days prior to the date of filing of this Registration Statement, as reported by the NASDAQ Global Select Market under the symbol CTBI.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
The information required by Part I of Form S‑8 is included in a document to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.   Incorporation of Documents by Reference.
Community Trust Bancorp, Inc. ("Registrant" or the "Company") hereby incorporates by reference the following documents:
(a)            The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014;
(b)            All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referenced in Item (a) above; and
(c)            The description of the Company's common stock, $5.00 par value per share ("Common Stock") as contained in the Registration Statement on Form 10, filed by the Company on April 29, 1983 to register its Common Stock under the Exchange Act, and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock hereby.
All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post‑effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference.
Item 4.    Description of Securities.
Not Applicable.
Item 5.    Interests of Named Experts and Counsel.
Not Applicable.
Item 6.    Indemnification of Directors and Officers.
Article VI of the Company's Articles of Incorporation, as amended, provides that any person who was or is a party or threatened party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company: (a) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Company employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) by the Company against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful); (b) shall be indemnified (and may be indemnified if made a party to such proceeding by reason of the fact that he is or was serving as a Company employee or agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise) for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the Company), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company provided that no such indemnification may be made in accordance with this clause (b) if he is adjudged liable to the Company, unless a court determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification; and (c) shall be indemnified by the Company for all expenses of such litigation when he is successful on the merits.
The indemnification described in clauses (a) and (b) above shall be made only upon a determination, by (i) a majority vote of the disinterested directors, or (ii) the stockholders, that indemnification is proper because the applicable standard of conduct has been met.  The Board of Directors of the Company or the stockholders may authorize the advancement  of litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.  The indemnification and the advancement of expenses provided for by Article VI are not deemed exclusive of any rights the indemnitee may have under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.
Article X of the Company's Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of his duties as a director, provided that this provision will not eliminate or limit the liability of a director for the following: (a) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the Company or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (c) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the Kentucky Revised Statutes; or (d) for any transaction from which the director derived an improper personal benefit.  Article X is applicable with respect to any such breach of duties by a director of the Company as a director notwithstanding that such director thereafter ceases to be a director.  Article X inures to the personal benefit of such director's heirs, executors and administrators.
In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7.    Exemption from Registration Claimed.
Not Applicable.
Item 8.    Exhibits.
The following exhibits are filed as part of this Registration Statement:
3.1            Articles of Incorporation of the Company.  Exhibit 4.1 to Registration Statement No. 33-35138 is incorporated herein by reference.
3.2            By-laws of the Company.  Exhibit 4.2 to Registration Statement No. 33-35138 is incorporated herein by reference.
3.3     The Amendment to the Bylaws of the Company, dated January 29, 2008, is incorporated herein by reference to the Company's Current           Report on Form 8-K filed on January 30, 2008.
5                 Opinion of Bingham Greenebaum Doll LLP as to the legality of the securities being registered.*
23.1       Consent of Bingham Greenebaum Doll LLP (included in Exhibit 5).*
23.2       Consent of BKD LLP, Independent Registered Public Accounting Firm.*
24             Powers of Attorney (included on signature page of the Registration Statement).
99       2015 Stock Ownership Incentive Plan (incorporated by reference to the Company's Proxy Statement filed on March 20, 2015).
*Filed herewith.
Item 9.    Undertakings.
(a)            The undersigned Registrant hereby undertakes:
(1)            To file, during any period in which offers or sales are being made, a post‑effective amendment to this Registration Statement:
(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)            To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in the post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)            That, for the purpose of determining any liability under the Securities Act, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)            To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pikeville, Commonwealth of Kentucky, on November 16, 2015.
Community Trust Bancorp, Inc.

By:	/s/ Jean R. Hale
Jean R. Hale
Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean R. Hale and Kevin J. Stumbo, or either of them, such individual's true and lawful attorney‑in‑fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post‑effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorney‑in‑fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney‑in‑fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/Jean R. Hale Jean R. Hale	Chairman, President and Chief Executive Officer	November 16, 2015
/s/ Kevin J. Stumbo Kevin J. Stumbo	Executive Vice President, Chief Financial Officer and Treasurer	November 16, 2015
/s/ Charles J. Baird Charles J. Baird	Director	November 16, 2015
/s/ Nick Carter Nick Carter	Director	November 16, 2015

/s/ James E. McGhee II James E. McGhee II	Director	November 16, 2015
/s/ M. Lynn Parrish M. Lynn Parrish	Director	November 16, 2015

/s/ James R. Ramsey James R. Ramsey	Director	November 16, 2015
/s/ Anthony W. St. Charles Anthony W. St. Charles	Director	November 16, 2015

EXHIBIT INDEX
3.1            Articles of Incorporation of the Company.  Exhibit 4.1 to Registration Statement No. 33-35138 is incorporated herein by reference.
3.2            By-laws of the Company.  Exhibit 4.2 to Registration Statement No. 33-35138 is incorporated herein by reference.
3.3     The Amendment to the Bylaws of the Company, dated January 29, 2008, is incorporated herein by reference to the Company's Current           Report on Form 8-K filed on January 30, 2008.
5.               Opinion of Bingham Greenebaum Doll LLP as to the legality of the securities being registered.*
23.1        Consent of Bingham Greenebaum Doll LLP (included in Exhibit 5).*
23.2        Consent of BKD LLP, Independent Registered Public Accounting Firm.*
24              Powers of Attorney (included on signature page of the Registration Statement).
99       2015 Stock Ownership Incentive Plan (incorporated by reference to the Company's Proxy Statement filed on March 20, 2015).
*Filed herewith.